Exhibit 10.12

SHAREHOLDERS’ AGREEMENT

among

SUPERHERO ACQUISITION CORP.

- and -

TILRAY, INC.

- and -

MOS HOLDINGS INC.

dated as of August 17, 2021

SUPERHERO ACQUISITION CORP.

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into as of this 17th day of August, 2021, by and among Superhero Acquisition Corp., a Delaware corporation (the “Company”), Tilray, Inc., a Delaware corporation (“Tilray”), and MOS Holdings Inc., an Ontario corporation (“MOS”).

RECITALS

WHEREAS, Tilray, S5 Holdings Limited Liability Company, a Delaware limited liability company (“S5”), the Company, and certain other Persons, are parties to a limited partnership agreement dated as of the date hereof (as it may be amended, renewed, extended, supplemented and/or restated, the “Limited Partnership Agreement”) with respect to Superhero Acquisition L.P., a Delaware limited partnership (the “Limited Partnership”);

AND WHEREAS, each of MOS and S5 are legally and beneficially owned by Michael Serruya;

AND WHEREAS, the Company is the general partner of the Limited Partnership;

AND WHEREAS, the authorized capital of the Company consists of 1,000 shares of common stock, of which 1,000 shares of common stock are issued and outstanding;

AND WHEREAS, at the date of this Agreement, all of the issued and outstanding common stock of the Company are legally and beneficially owned by Tilray and MOS;

AND WHEREAS, on the date hereof, the Limited Partnership entered into three separate assignment and assumption agreements (each, an “Assignment and Assumption Agreement”), with (i) certain funds affiliated with Gotham Green Partners, LLC; (ii) Parallax Master Fund L.P.; and (iii) Pura Vida Master Fund, Ltd. and Pura Vida Pro Special Opportunity Master Fund, Ltd., pursuant to which, among other things, the Limited Partnership has agreed to purchase certain senior secured convertible notes (the “Notes”) and warrants (including any Top-Up Warrants (as defined in Section 1), the “Warrants”) issued, in each case, by MedMen Enterprises Inc., a company incorporated under the laws of the Province of British Columbia;

AND WHEREAS, this Agreement is being entered into for the purposes, among others, of (i) recording the agreement of the parties as to the management and operations of the Company and the Limited Partnership, (ii) establishing the composition of the Company’s board of directors (the “Board”), (iii) granting certain preemptive and other rights, and (iv) limiting the manner and terms by which certain shares of Capital Stock of the Company may be transferred.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions

“Agreement” has the meaning ascribed thereto in the preamble to this Agreement.

“Affiliate” means, with respect to any specified Holder or other Person, any other Holder or Person who is a partner, limited partner, member or shareholder of such Holder or Person or who directly or indirectly, controls, is controlled by or is under common control with such Holder or Person, including without limitation any partner, member, officer or director of such Holder or Person, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Holder or Person.

“Assignment and Assumption Agreement” has the meaning ascribed thereto in the recitals to this Agreement.

“Board” has the meaning ascribed thereto in the recitals to this Agreement.

“Business” means acting as the general partner of the Limited Partnership pursuant to the Limited Partnership Agreement and, in its capacity as the general partner of the Limited Partnership, carrying on the business and activities of the Limited Partnership.

“Buy-Out Notice” has the meaning ascribed to such term in Section 5.

“Capital Stock” means the Common Stock and any other shares of the Company’s capital stock.

“Certificate” means the Company’s Certificate of Incorporation as filed on August 13, 2021, as may be further amended and restated from time to time.

“Common Stock” means shares of the Company’s common stock, par value $0.00005 per share.

“Company” has the meaning ascribed thereto in the preamble to this Agreement.

“Fully Exercising Holder” has the meaning ascribed to such term in Section 8.1(b).

“Holders” means Tilray, MOS and the Other Holders, collectively, and “Holder” means any one of them, as the context may require.

“Limited Partner” has the meaning ascribed thereto in the Limited Partnership Agreement.

“Limited Partnership” has the meaning ascribed thereto in the recitals to this Agreement.

“Limited Partnership Agreement” has the meaning ascribed thereto in the recitals to this Agreement.

“Material Decision” has the meaning set forth in Section 2.7(d).

“MedMen SPA” has the meaning ascribed to such term under the Assignment and Assumption Agreements.

“MOS” has the meaning ascribed thereto in the preamble to this Agreement.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Notes” has the meaning ascribed thereto in the recitals to this Agreement.

“Offer Notice” has the meaning ascribed to such term in Section 8.1(a).

“Other Holders” means each person who hereafter becomes a signatory to this Agreement pursuant to Section 10.9 and any one of them, as the context may require.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Pro Rata Share” means, with respect to each Holder, the percentage of outstanding Capital Stock held by such Holder set forth beside such Holder’s name on Schedule “A” to this Agreement.

“Prospective Transferee” means any person to whom a Holder proposes to make a Transfer.

“Shares” shall mean and include any Capital Stock as to which the Holders thereof are entitled to vote for members of the Board, including, without limitation, all shares of Common Stock, by whatever name called, now owned or subsequently acquired by a Holder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

“Subscribing Party” has the meaning ascribed to such term in Section 8.1(d).

“Tilray” has the meaning ascribed thereto in the recitals to this Agreement.

“Top-Up Rights” has the meaning ascribed to such term in the MedMen SPA

“Top-Up Warrants” has the meaning ascribed to such term in the MedMen SPA.

“Transfer” has the meaning ascribed to such term in Section 3 of this Agreement.

“Transfer Stock” means any Capital Stock currently owned or hereafter acquired by any Holder including as a result of any stock split, stock dividend, reclassification, recapitalization, similar event or otherwise.

“Triggering Event” has the meaning ascribed to such term in the Limited Partnership Agreement.

“Triggered Shares” has the meaning ascribed to such term in the Limited Partnership Agreement.

“Triggering Offeror” has the meaning ascribed to such term in Section 5.

“Warrants” has the meaning ascribed thereto in the recitals to this Agreement.

2.Management of the Company.

2.1Size of the Board. Each Holder agrees to vote, or cause to be voted, all Shares owned by such Holder, or over which such Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at three (3) directors, provided that two seats shall remain vacant until otherwise filled in accordance with Section 2.2(b).

2.2Board Composition. Each Holder agrees to vote, or cause to be voted, all Shares owned by such Holder, or over which such Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the following persons shall be elected to the Board:

(a)one (1) person (the “Serruya Designee”) designated by MOS, which individual shall initially be Michael Serruya, for so long as MOS or any of its Affiliates continue to own Shares; and

(b)from and after the occurrence of a Triggering Event or the waiver by Tilray of the need for a Triggering Event, two (2) persons (the “Tilray Designees”) designated by Tilray, for so long as Tilray or any of its Affiliates continue to own Shares.

2.3Failure to Designate a Board Member.  In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

2.4Removal of Board Members.  Each Holder also agrees to vote, or cause to be voted, all Shares owned by such Holder, or over which such Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)no director elected pursuant to Sections 2.2 or 2.3 of this Agreement may be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the Person(s), entitled under Section 2.2 to designate that director or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 2.2 is no longer so entitled to designate or approve such director or occupy such Board seat; and

(b)any vacancies created by the resignation, removal, death, disqualification or disability of a director appointed pursuant to Sections 2.2 or 2.3 shall be filled pursuant to the provisions of this Section 2.

All Holders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of shareholders of the Company for the purpose of electing directors.

2.5No Liability for Election of Recommended Directors.  No Holder, nor any Affiliate of any Holder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Holder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2.6Restrictions on Business Activities. The Company shall restrict its business and activities to the Business.

2.7Approvals.

(a)Except as otherwise permitted pursuant to the terms of this Agreement, no action shall be taken, sum expended, decision made or obligation incurred by the Company, the Limited Partnership, any Holder or any Limited Partner in respect of the Limited Partnership, unless such action, expenditure, decision or obligation is expressly permitted hereunder or under the Limited Partnership Agreement or shall have been first approved by the Board in accordance with the following provisions or approved by the Holders.

(b)Any Material Decision shall require the prior written consent of Tilray.

(c)Any decision that is not a Material Decision shall require approval by a majority of the members of the Board, including the Tilray Designees; provided, however, that if there are vacancies on the Board in respect of the Tilray Designees, the prior written consent of Tilray will be required.

(d)For the purposes of this Agreement, “Material Decision” means any of the following decisions involving the Company (either directly or in its capacity as general partner of the Limited Partnership):

(i)(A) the creation, assumption, incurring or consent to or release of any charge, mortgage, deed of trust, pledge, encumbrance, lien or security interest of any kind upon any property or assets of the Company or the Limited Partnership; (B) any interest rate “swap” agreement or similar interest rate hedge or interest rate protection agreement; (C) any loan, guaranty, letter of credit, accommodation, endorsement or any other extension or pledge of credit to any Person other than in the ordinary course of business; and (D) the documentation in connection with the foregoing and the exercise of any rights and remedies with respect thereto;

(ii)the incurring of any indebtedness;

(iii)the acquisition of any real or personal property;

(iv)except to the extent permitted or approved under the Limited Partnership Agreement, entering into any agreement or contract relating to any Material Decision;

(v)any amendment, modification or amendment and restatement of the Limited Partnership Agreement;

(vi)any amendment, modification or amendment and restatement of this Agreement or the Certificate, articles or by-laws of the Company;

(vii)the formation of any direct or indirect subsidiary of the Company or the Limited Partnership;

(viii)engaging in any business or activities, other than the Business;

(ix)withdrawing or resigning as general partner of the Limited Partnership;

(x)except as otherwise provided in the Limited Partnership Agreement or this Agreement, the admission of any new partners in the Limited Partnership and any Other Holders of the Company;

(xi)appointing or changing auditors;

(xii)any merger, consolidation, reorganization or other business combination of the Company or the Limited Partnership;

(xiii)the settlement, submission to arbitration or any other form of formal dispute resolution, or abandonment of any claim, cause of action, liability, debt or damages, due or owing to or from the Limited Partnership, the enforcement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of formal dispute resolutions, and the incurring of legal expenses;

(xiv)issuing or selling any of the Capital Stock of the Company or interests of the Limited Partnership or any rights, warrants or securities convertible into or exercisable or exchangeable for such Capital Stock or interests;

(xv)except as otherwise provided in the Limited Partnership Agreement or this Agreement, the Transfer of the Limited Partnership interests by either the Company or a Limited Partner;

(xvi)adding to, changing or removing any right, privilege, restriction or condition attaching to the interests in the Limited Partnership;

(xvii)purchasing by the Company of any of the shares of Capital Stock, except pursuant to Section 5 of this Agreement or the exercise of any retraction or redemption right attached to such Capital Stock;

(xviii)except as otherwise provided in the Limited Partnership Agreement or this Agreement, purchasing by the Limited Partnership of any interests in the Limited Partnership;

(xix)changing the name of the Company or the Limited Partnership;

(xx)continuing the Company or the Limited Partnership under the laws of another jurisdiction;

(xxi)delegating authority to the officers of the Company;

(xxii)providing signing authority to any officers and/or directors of the Company in a manner not otherwise provided for herein;

(xxiii)changing the registered address of the Company;

(xxiv)except as otherwise provided in the Limited Partnership Agreement or this Agreement, winding-up, dissolving or liquidating the Company or the Limited Partnership or causing the existence of either of them to be terminated or to have any resolution passed in furtherance of such winding-up, dissolution, liquidation or termination;

(xxv)causing the Company or the Limited Partnership to make a general assignment for the benefit of its creditors;

(xxvi)causing the Company or the Limited Partnership to apply for protection or propose a compromise or arrangement under any federal or state law or statute or any successor legislation thereto or to file any petition, application or answer seeking any re-organization, arrangement, composition, re-adjustment, liquidation, dissolution or similar relief for itself under any present or future law relating to bankruptcy, insolvency, or other relief for debtors or for the benefit of creditors;

(xxvii)any matter requiring the approval of the Company pursuant to the terms of the Limited Partnership Agreement not otherwise expressly provided for herein;

(xxviii) any waiver of, or amendment or change to, any provision of the Notes or Warrants, the certificates representing the Notes or Warrants or the Assignment and Assumption Agreements;

(xxix)taking any action as the collateral agent under or pursuant to the Assignment and Assumption Agreements or the MedMen SPA;

(xxx)any sale, Transfer, assignment, pledge or other disposition of the Notes or Warrants by the Limited Partnership, except as expressly permitted by the Limited Partnership Agreement;

(xxxi)exercising or taking any action to exercise preemptive rights or Top-Up Rights under the MedMen SPA;

(xxxii)effecting or taking any action to effectuate a conversion of the Notes or an exercise of any Warrants;

(xxxiii)amending, revoking, modifying or repealing any Material Decision previously made;

(xxxiv)unless permitted under the Limited Partnership Agreement, the disclosure of confidential information relating to the Limited Partnership or the Company, other than to regulators, existing or prospective lenders or purchasers approved by Tilray, or its or any of MOS’s Affiliates, financial, tax, legal and other advisors or representatives;

(xxxv) unless expressly permitted pursuant to the Limited Partnership Agreement, any decisions and actions with respect to any tax matters, including, without limitation, tax elections and other actions taken by the Company; and

(xxxvi) indemnifying and advancing expenses in relation to any claim for indemnification to any Limited Partner, Affiliate, agent, advisor, contractor, co-venturer, co-partner, co-shareholder or investee company, partnership or other entity.

2.8Officers.  The Board shall elect one or more officers to manage the day-to-day activities of the Company; provided, however, that the Board, as a Material Decision, may delegate authority to the officers of the Company as it may from time to time determine. Until the earlier to occur of: (i) a change by approval of the Board as a Material Decision, or (ii) the occurrence of a Triggering Event, or Tilray’s waiver thereof, the officers of the Company shall be:

Name:	Office:
Michael Serruya	President, Secretary and Treasurer

2.9Funding.

(a)Tilray shall pay the reasonable legal fees and all disbursements required to incorporate the Company and to register or amend any registrations as may be required as a result of establishing the Company as a general partner of the Limited Partnership.

(b)Each Holder shall agree to fund any expenses, fees or disbursements of the Company on an ongoing basis in accordance with such Holder’s Pro Rata Share.

3.Transfer Restrictions. No Holder shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law or otherwise) (each, a “Transfer”) any interest in any Transfer Stock, except (i) to permitted transferees in compliance with the provisions of Section 4 below, or (ii) upon the occurrence of a Triggering Event, or Tilray’s waiver thereof, in compliance with the provisions set forth in Section 5.

4.Exempt Transfers. Notwithstanding Section 3, a Holder shall be permitted to Transfer Transfer Stock: (a) in the case of Tilray, to any Person, (b) in the case of a Holder that is an entity, upon a Transfer by such Holder to an Affiliate of such Holder, or (c) in the case of a Transfer upon the occurrence of a Triggering Event, or Tilray’s waiver thereof, pursuant to Section 5 of this Agreement; provided that in the case of clauses (a) and (b), the Holder shall deliver prior written notice to the Company of such Transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such Transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Holder (but only with respect to the securities so transferred to the transferee), including the obligations of a Holder with respect to Transfers of such Transfer Stock pursuant to Section 3. Notwithstanding the foregoing, MOS shall not directly or indirectly Transfer any interest in any Transfer Stock without the prior written consent of Tilray, which consent may be withheld in Tilray’s sole discretion.

5. Mandatory Sale Upon Triggering Event. Upon the occurrence of the Triggering Event, or Tilray’s waiver thereof, the Company shall notify all of the Holders of such Triggering Event (or Tilray’s waiver thereof) with reference to these mandatory buy-out provisions, which notice will include the particulars of the Triggering Event (the “Buy-Out Notice”), and: (i) upon receipt of the Buy-Out Notice, MOS (the “Triggering Offeror”) will be deemed to have offered to sell all of its Shares (the “Triggered Shares”) to Tilray at a price equal to the subscription price of the Triggered Shares, and (ii) within ten business days after receipt of the Buy Out Notice, Tilray may give to such Triggering Offeror a notice accepting such Triggered Shares.

6.Legend. Each certificate representing the Shares held by the Holders or issued to any permitted transferee in connection with a Transfer permitted by Section 4 hereof shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS’ AGREEMENT BY AND AMONG THE SHAREHOLDERS, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

Each Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this Section 6 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so.  The legend shall be removed upon termination of this Agreement at the request of the holder.

7.Inspection Rights.

7.1The Company shall permit any representatives designated by a Holder (so long as such Holder holds any Common Stock) at such Holder’s expense, and upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company, (ii) examine the corporate, financial and other records of the Company and (iii) consult with the directors, executive officers and independent accountants of the Company concerning the affairs, finances and accounts of the Company; provided that the Company shall not be obligated to permit the rights granted under this Section 7.1 to a Holder if Company counsel determines in a written opinion that such rights would waive the attorney‑client privilege in any pending litigation.

8.Preemptive Rights.

8.1Grant of Preemptive Rights. Subject to the terms and conditions of this Section 8.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Holder. A Holder shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a)The Company shall give notice (the “Offer Notice”) to each Holder, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)By notification to the Company within twenty (20) days after the Offer Notice is given, each Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held by such Holder bears to the total Common Stock of the Company then outstanding.  At the expiration of such twenty (20) day period, the Company shall promptly notify each Holder that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Holder”) of any other Holder’s failure to do likewise.  During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Holder may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Holders were entitled to subscribe but that were not subscribed for by the Holders which is equal to the proportion that the Common Stock issued and held by such Fully Exercising Holder bears to the Common Stock issued and held by all Fully Exercising Holders who wish to purchase such unsubscribed shares.  The closing of any sale pursuant to this Section 8.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 8.1(c).

(c)If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 8.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 8.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Holders in accordance with this Section 8.1.

(d)Notwithstanding anything to the contrary contained in this Section 8.1, the Company may, in order to expedite the sale of New Securities hereunder, offer and sell all or a portion of the New Securities to any Person or Persons (each a “Subscribing Party”) without complying with the provisions of this Section 8.1; provided that, prior to such sale, either (i) each Subscribing Party agrees to offer to sell to each Holder his, her or its respective pro rata portion, on an as-converted basis, of such New Securities on the same terms and conditions as issued to the Subscribing Party and in a manner which provides such Holder with rights substantially similar to the rights outlined in Section 8.1(a), 8.1(b) and 8.1(c) or (ii) the Company shall offer to sell an additional amount of New Securities to each Holder (other than the Subscribing Party) only in an amount and manner which provides such Holder with rights substantially similar to the rights outlined in Sections 8.1(a), 8.1(b) and 8.1(c).  The Subscribing Party or the Company, as applicable, shall offer to sell such New Securities to each Holder (other than the Subscribing Party), respectively and as applicable, within ninety (90) days after the closing of the purchase of the New Securities by the Subscribing Party.

9.Remedies.

9.1Covenants of the Company.  The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

9.2Collateral Agent.  Upon the prior written request of Tilray, the Company shall use its reasonable best efforts to cause the appointment of any Person nominated by Tilray as Collateral Agent (as such term is defined in the Assignment and Assumption Agreements and/or the MedMen SPA, as applicable) in respect of the Notes or the Warrants.

10.Miscellaneous.

10.1Term.  This Agreement shall automatically terminate upon the earlier of (a) the consummation of a dissolution of the Company, a merger, consolidation or other business combination involving the sale, lease or exchange of all or substantially all of the Company’s property and assets; (b) the consummation of a sale of the Triggered Shares pursuant to Section 5 of this Agreement, if, following such sale, Tilray becomes the sole Holder of outstanding Shares of the Company; and (c) termination of this Agreement in accordance with Section 10.8 below.

10.2Stock Split.  All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

10.3Ownership.  Each Holder represents and warrants that such Holder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement and that no other person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

10.4Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL:  EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the state courts of Delaware.

10.5Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on Schedule “A” hereof or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 10.5.  If notice is given to the Company or Tilray, a copy (which shall not constitute notice) shall also be given to DLA Piper LLP (US), 1251 Avenue of the Americas, New York, NY 10020, Attn: Christopher Giordano.

10.6Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled, including, without limitation, the Previous Agreement.

10.7Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

10.8Amendment; Waiver and Termination.  This Agreement may be amended, modified or terminated (other than pursuant to Section 10.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) Tilray, and (c) MOS. Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver.  The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10.9Assignment of Rights; Transfers.

(a)The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)Any successor or permitted assignee of any Holder, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Company and the other Holders, as a condition to any Transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

(c)The rights of the Holders hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except (i) by Tilray to any Person, (ii) by a Holder to any Affiliate, or (iii) to an assignee or transferee who acquires Capital Stock from such Holder in accordance with the terms hereof, it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clauses (i), (ii) or (iii) shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Holders of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and  bound by all of the provisions set forth in this Agreement that were applicable to the  assignor of such assignee.

(d)Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

(e)Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such Transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering a joinder to this Agreement.  Upon the execution and delivery of such a joinder by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Holder.  The Company shall not permit the Transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 10.9(b). Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 6.

(f)The Company shall not issue shares of Capital Stock to any Person except in compliance with this Agreement, and unless the Person to whom the shares of Capital Stock are to be issued delivers a counterpart signature page hereto pursuant to which such Person shall confirm such Person’s agreement to be subject to and bound by all of the provisions set forth in this Agreement applicable to an Other Holder.

(g)Any Person who becomes a holder of shares of Capital Stock after the date hereof shall be deemed, upon the execution and delivery of a counterpart signature page to this Agreement confirming such Person’s agreement to be subject to and bound by all of the provisions set forth in this Agreement, to have the same rights and obligations as a Holder for purposes of this Agreement.  No action or consent by any of the Holders shall be required for such joinder to this Agreement by such additional Other Holder.

10.10Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

10.11Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

10.12Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.13Counterparts; Facsimile.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by electronic mail or facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.14Specific Performance.  In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Holder shall be entitled to specific performance of the agreements and obligations of the Company and the other Holders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

10.15Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

SUPERHERO ACQUISITION CORP.

By:	/s/ Michael Serruya
Name: Michael Serruya
Title: President

TILRAY, INC.

By:	/s/ Irwin D. Simon
Name: Irwin D. Simon
Title: Chairman and Chief Executive Officer

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Shareholders’ Agreement as of the date first written above.

MOS HOLDINGS INC.

By:	/s/ Michael Serruya
Name:	Michael Serruya
Title:	A.S.O

SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT

SCHEDULE “A”

HOLDERS

Name of Holder	Address for Notice	Pro Rata Share
Tilray, Inc.	655 Madison Avenue, 19th Floor New York, NY 10065 E-mail: Denise.Faltischek@tilray.com Attention: Denise M. Faltischek	68%
MOS Holdings Inc.	c/o Serruya Private Equity Inc. 210 Shields Court Markham, Ontario L3R 8V2 E-mail: daniel@serruyaequity.com Attention: Daniel J. Kumer, Executive Vice President & General Counsel	32%